SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                NOVEMBER 14, 1996


                       COCA-COLA BOTTLING CO. CONSOLIDATED
             (Exact name of registrant as specified in its charter)


         Delaware                  0-9286                       56-0950585
(State or other jurisdiction  (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification No.)



               1900 Rexford Road, Charlotte, North Carolina 28211
                (Address of principal executive offices Zip Code)


                                 (704) 551-4400
               Registrant's telephone number, including area code


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Item 5.  Other Events


On November 14, 1996, the Company issued the following press release:




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(COCA-COLA LOGO)

                COCA-COLA BOTTLING CO. CONSOLIDATED            NEWS RELEASE

MEDIA CONTACT:                        INVESTOR CONTACT:
Lauren C. Steele                      David V. Singer
Vice President, Corporate Affairs     Vice President, Chief Financial Officer
704-551-4551                          704-551-4604

FOR IMMEDIATE RELEASE                 Symbol:  COKE
Thursday, November 14, 1996           Quoted: The Nasdaq Stock Market
                                                 (National Market)


           Coca-Cola Bottling Co. Announces Dutch auction Self Tender

Charlotte, NC, November 14, 1996 - Coca-Cola Bottling Co. Consolidated announced today that its Board of Directors has authorized a Dutch auction self tender offer to purchase for cash up to 500,000 shares of its outstanding Common Stock. The offer will commence on Thursday, November 14, 1996, and will expire, unless extended, at 5:00 P.M. on Friday, December 13, 1996. Terms of the Dutch auction tender offer, which are described more fully in the Offer to Purchase and Letter of Transmittal, pursuant to which the offer is being made, include a purchase price not greater than $47.50 nor less than $42.50 per share, net to the seller in cash.

In a Dutch auction, the Company sets a price range, and stockholders are given an opportunity to specify prices within that range at which they are willing to sell shares. After the expiration of the tender offer, the Company will determine a single per share price that will enable it to purchase the stated amount of shares, or such lesser number of shares as have been properly tendered. If the tender offer is oversubscribed, shares validly tendered at or below the purchase price will be subject to proration. The tender offer is not conditioned on any minimum number of shares being tendered.

Participants in the tender offer, including stockholders who own fewer than 100 shares, will avoid the transaction costs normally associated with market sales. Neither the Company nor its Board of Directors is making any recommendation to stockholders as to whether to tender or refrain from tendering their shares. The Offer to Purchase, Letter of Transmittal, and related documents will be mailed to stockholders of record of its Common Stock and will also be made available for distribution to beneficial owners of Common Stock.

On November 13, 1996, the day prior to the announcement and commencement of the tender offer, the closing price of the Common Stock was $42.25 per share on The NASDAQ National Market. As of November 13, 1996, the Company had 7,958,059 shares of Common Stock outstanding.

First Union National Bank of North Carolina is serving as the Depositary for the tender offer, and Georgeson & Company Inc. is serving as the Information Agent.

Coca-Cola Bottling Co. Consolidated, headquartered in Charlotte, NC, is the second largest Coca-Cola bottler in the United States with annual revenues of more than $760 million. The Company operates in 12 southeastern states and has approximately 5,000 employees.

                                      -30-
(RECYCLED PAPER LOGO)





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Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:


                                    COCA-COLA BOTTLING CO. CONSOLIDATED

                                                           (REGISTRANT)




Date: November 15, 1996             BY:  /s/  David V.  Singer
                                   ----------------------------------------
                                            David V. Singer
                               Principal  Financial  Officer of the Registrant
                                                    and
                                Vice President, Chief Financial Officer